BAR HARBOR BANKSHARES
EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN
Participation Agreement

Participant Name:

This Participation Agreement (this “Agreement”) is made and entered into by and between Bar Harbor Bankshares, a Maine corporation (the “Company”), and the undersigned individual (“you”), who is an employee of the Company and/or Bar Harbor Bank & Trust, a subsidiary of the Company.
The Company adopted the Bar Harbor Bankshares Executive Change in Control Severance Plan (the “Plan”). Unless otherwise defined in this Agreement, any capitalized terms used in this Agreement will have the meanings set forth in the Plan. A copy of the Plan is attached as Annex A and is deemed to be part of this Agreement.
The Company has selected you to become a Participant in the Plan. Under the Plan, you may become entitled to certain Severance Payments if you incur a Qualifying Termination within 12 months after a Change in Control, and you otherwise satisfy all of the terms and conditions of the Plan.
By executing this Agreement, you acknowledge and agree that you are a Participant in the Plan, and that any Severance Payments that you may become entitled to receive under the Plan will be based on the following multipliers that have been established by the Company:

Applicable Severance Multiplier	Applicable Benefits Multiplier
[___] months	[___] months
Further, by executing this Agreement, you acknowledge and agree that your participation in the Plan is in consideration for your strict compliance with the restrictive covenants in Article VIII of the Plan, which include covenants for non-competition, non-solicitation, non-disparagement, and non-disclosure of Confidential Information, and that any Severance Payments that you may become entitled to receive under the Plan will be subject to your strict compliance with each restrictive covenant in Article VIII of the Plan for the duration of the Restrictive Period.
[You previously entered into a Change in Control Agreement with the Company dated [DATE] (the “CIC Agreement”). By executing this Agreement and becoming a Participant in the Plan, you acknowledge and agree that the CIC Agreement is hereby terminated and you will have no further right, title or interest under the CIC Agreement.] [INCLUDE IF BEING USED TO REPLACE A CIC AGREEMENT]
IN WITNESS WHEREOF, the Company has executed this Agreement by its duly authorized officer as of the date set forth below. Please sign below and return this Agreement to the Company by no later than [DATE].

[PARTICIPANT NAME]	BAR HARBOR BANKSHARES

Signed:	By:

Date:	Date:

Title:

Date:

Annex A:
BAR HARBOR BANKSHARES
Executive Change in Control Severance Plan